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                                                                    EXHIBIT 99.1

                                  PRESS RELEASE

FOR IMMEDIATE RELEASE                                  CONTACT:  P. BLAKE DUPUIS
                                                                    936-291-2277


                     MITCHAM ACQUIRES SEISMIC ASIA PACIFIC -
                      EXPANDS OPERATIONS TO SOUTHEAST ASIA



HUNTSVILLE, Texas - January 3, 2003 - Mitcham Industries, Inc. (NASDAQ: MIND) announced today that it has acquired all of the stock of Seismic Asia Pacific Pty Ltd ("SAP"). In a related transaction, Mitcham acquired certain oceanographic equipment from Nautronix Asia Pacific Pte Ltd. SAP is headquartered in Brisbane, Australia and has been an equipment supplier to the Southeast Asia land and marine seismic, oceanographic and hydrographic industries for more than 25 years.

"SAP's established customer base and operational infrastructure, combined with our extensive lease pool, will provide Mitcham with a solid platform to launch a broad scale entry with the latest technology seismic equipment into a region that is currently undersupplied," said Billy Mitcham Jr., Mitcham's President and CEO. "While opening a new geographic market for our seismic equipment rental and sales business, we will also benefit from the diversification of our business into oceanographic and hydrographic equipment supply. I am especially pleased that Paul Duncan, SAP's General Manager and Rodger Quick, SAP's Sales manager have agreed to remain in their positions. Our past successful business dealings with Paul and Rodger give me a strong feeling of confidence that this expansion will be a positive move for the company," added Mr. Mitcham.

Mitcham Industries also announced that it has signed a letter of intent to supply a 3400 channel Sercel 408UL seismic data acquisition system for operation in Indonesia. "We believe that this initial lease contract will lead to future equipment lease and sales opportunities in the Southeast Asian market which we will be better able to exploit due to our acquisition of SAP," stated Mr. Mitcham.

                                     M O R E


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Mitcham Industries, Inc., a geophysical equipment and front-end services supplier, offers for lease or sale, new and "experienced" seismic equipment to the oil and gas industry, seismic contractors, environmentalists, government agencies and universities. Headquartered in Texas, with sales and services offices in Calgary, Canada and associates throughout Europe, South America and Asia, Mitcham conducts operations on a global scale and is the leading independent exploration equipment lessor in the industry.

This press release includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1993 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included herein, including statements regarding potential future demand for the company's products and services, the company's future financial position and results of operations, business strategy and other plans and objectives for future operations, are forward-looking statements. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct, and actual results may differ materially from such forward-looking statements. Important factors that could cause or contribute to such differences include a prolonged and gradual recovery, or no full recovery, of the energy services sector of a depressed oil and gas industry, and thereafter, the inherent volatility of oil and gas prices and the related volatility of demand for the company's services; loss of significant customers; significant defaults by customers on amounts due to the Company; international economic and political instability; dependence upon additional lease contracts; the risk of technological obsolescence of the company's lease fleet; vulnerability of seismic activity and demand to weather conditions and seasonality of operating results; dependence upon few suppliers; and other factors which are disclosed in the company's Securities and Exchange Commission filings, available from the company without charge. Further, all written and verbal forward-looking statements attributable to the company or persons acting on its behalf are expressly qualified in their entirety by such factors.


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